Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report, dated January 31, 2002, incorporated in the consolidated financial statements of FNB Bancorp and Subsidiary and included in the Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in the Registration Statements on Form S-8 (file no. 333-91596 and file no. 333-98293). We consent to the incorporation by reference in the Registration Statements of the aforementioned report.



/s/ Grant Thornton LLP

San Francisco, California
March 28, 2003

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